Exhibit 99.1

ChinaNet Online Holdings, Inc.

Completes $10.3 Million Financing

Beijing, China, August 27, 2009 -- ChinaNet Online Holdings, Inc. (“ChinaNet”, OTC BB: CHNT), a leading full-service media development, advertising and communications company for small and medium companies (SMEs) in the People's Republic of China ("China"), announced today that on August 21, 2009, it has completed a private placement of units, consisting of convertible preferred stock and warrants, to accredited investors for gross proceeds of approximately $10.3 million. TriPoint Global Equities, LLC was the placement agent for the financing.

Each investor will receive the following per unit purchased:

•	One share of 10% Series A Convertible Preferred Stock. The Preferred Stock will have an aggregate face value of $10.3 million, and will be initially convertible into common stock at $2.50 per share.

•	One Series A-1 Warrant to purchase Company’s common stock equal to one half of the units purchased with a strike price of $3.00 per share.

•	One Series A-2 Warrant to purchase Company’s common stock equal to one half of the units purchased with a strike price of $3.75 per share.

ChinaNet plans to use net proceeds of approximately $9.5 million from the offering primarily for the expansion of its online and television advertising platform and working capital. The Company has agreed to register for resale the common stock underlying the preferred stock and warrants. The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act; Rule 506 of Regulation D promulgated thereunder; and Regulation S promulgated thereunder. The securities described herein have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of these securities in any jurisdiction in which such offering would be unlawful.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC (“TriPoint Global”), a FINRA member firm, is a boutique investment bank that provides U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint Global maintains specialized practices in institutional private placements, mergers and acquisitions, and corporate finance. TriPoint Global has offices in New York and Washington D.C.   For more information visit www.tripointglobalequities.com.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("China Net" or "Zhong Wang Zai Xian"), is a leading full-service media development, advertising and communications company for small and medium companies (SME) in China. The Company, through its certain constructional arrangements with operating companies in the PRC provides internet advertising and other services for Chinese SMEs via its portal website 28.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons.

Safe Harbor
This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information, contact:

Mark Elenowitz	Ted Haberfield
TriPoint Global Equities	HC International, Inc.
US +1-917-512-0822	US +1-760-755-2716
thaberfield@hcinternational.net
www.hcinternational.net